Exhibit 99.1

FOR IMMEDIATE RELEASE

XENITH BANKSHARES, INC. RECEIVES NOTICE OF SATISFACTION OF NASDAQ LISTING REQUIREMENTS

RICHMOND, VA, April 22, 2009 — Xenith Bankshares, Inc. (NASDAQ: XBKS) announced today that on April 16, 2010, it received a letter from The NASDAQ Stock Market LLC (NASDAQ) informing it that the NASDAQ Listing Qualifications Staff approved Xenith Bankshares’ application to list its common stock on The NASDAQ Capital Market. Additionally, on April 19, 2010, Xenith Bankshares received a letter from NASDAQ informing it that Xenith Bankshares met all of the requirements of the March 3, 2010 NASDAQ Hearings Panel (Panel) decision, and that the Panel has approved the continued listing of Xenith Bankshares’ common stock on The NASDAQ Capital Market.

As Xenith Bankshares previously announced, on December 23, 2009, the company received a letter from NASDAQ stating that, as a result of the December 22, 2009 merger of Xenith Corporation, a privately held company, with and into First Bankshares, Inc. (now known as Xenith Bankshares, Inc.), Xenith Bankshares was required to satisfy all of NASDAQ’s initial listing criteria and complete the initial listing process. The letter went on to state that the initial listing application was not approved because Xenith Bankshares did not meet the market value of publicly held shares (MVPHS) requirement applicable for a company seeking initial listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5505(b). At a hearing before the Panel on January 28, 2010, Xenith Bankshares appealed NASDAQ’s determination and requested additional time to satisfy the MVPHS requirement. On March 3, 2010, Xenith Bankshares received a letter from NASDAQ informing it that the Panel granted Xenith Bankshares’ request to remain listed on The NASDAQ Capital Market subject to Xenith Bankshares, on or before June 21, 2010, satisfying all initial listing requirements for listing on The NASDAQ Capital Market and approval of its application for initial listing by the Listing Qualifications Staff. The letter from the Panel went on to state that if Xenith Bankshares did not satisfy these conditions by that date, its common stock would be delisted from The NASDAQ Capital Market.

As noted above, NASDAQ notified the company that the Listing Qualifications Staff determined that, as of April 12, 2010, Xenith Bankshares met the MVPHS requirement and satisfied all other listing requirements for listing on The NASDAQ Capital Market, and that the Listing Qualifications Staff has approved Xenith Bankshares’ application to list its common stock on The NASDAQ Capital Market.

Xenith Bankshares, Inc. is the holding company for Xenith Bank. Its headquarters are in Richmond, Virginia and it has branches in Suffolk, Virginia and the Tysons Corner area of Northern Virginia.

For more information about Xenith Bankshares and Xenith Bank, please visit: www.xenithbank.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about Xenith Bankshares’ plans, obligations, expectations and intentions and other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the management of Xenith Bankshares as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, Xenith Bankshares’ ability to integrate its operations following the merger of Xenith Corporation and First Bankshares, Inc. in a timely and efficient manner; general economic or business conditions, which may be worse than expected and may cause further deterioration of asset values; exposure to counterparties in the financial industry; decisions regarding credit risk and levels of allowance for loan losses; Xenith Bankshares’ ability to enact its business strategy; Xenith Bankshares’ ability to access funding to support its asset growth; Xenith Bankshares’ use of brokered deposits and any limitations imposed on its ability to do so by its regulators; Xenith Bankshares’ ability to manage growth; reduction of operating margins caused by changes in the interest rate environment; competition in Xenith Bankshares’ target markets; Xenith Bankshares’ dependence on key personnel; Xenith Bankshares’ dependence on technology; legislative or regulatory changes; costs associated with compliance efforts and regulatory concerns; and the other factors detailed in Xenith Bankshares’ publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2009. Xenith Bankshares assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Contact:	T. Gaylon Layfield, III, President and Chief Executive Officer of Xenith Bankshares, Inc., (804) 433-2200

Thomas W. Osgood, Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of Xenith Bankshares, Inc., (804) 433-2200